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MSCI Inc. Reports Fourth Quarter and Fiscal Year 2010 Financial Results

New York – January 13, 2011 – MSCI Inc. (NYSE: MSCI), a leading global provider of investment decision support tools, including indices, portfolio risk and performance analytics and corporate governance services, today announced results for the fourth quarter and fiscal year ended November 30, 2010. For comparative purposes, selected results excluding the impact of acquisitions are presented, as are pro forma results as if MSCI had acquired RiskMetrics Group, Inc. (“RiskMetrics”) on December 1, 2008.

(Note: Percentage changes are referenced to the comparable period in fiscal year 2009, unless otherwise noted.)

•	Operating revenues increased 79.6% to $213.3 million in fourth quarter 2010 and 49.7% to $662.9 million for fiscal year 2010.

•	Compared to pro forma 2009, revenues grew by 9.2% to $213.3 million in fourth quarter 2010. Pro forma fiscal year 2010 revenues rose 9.4% to $816.4 million.

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Net income increased by 23.4% to $30.3 million in fourth quarter 2010. For fiscal year 2010, net income increased by 12.7% to $92.2 million. Diluted EPS for fourth quarter 2010 rose 4.2% to $0.25. For fiscal year 2010, Diluted EPS rose 1.3% to $0.81.

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Adjusted EBITDA (defined below) grew by 66.7% to $98.9 million with an Adjusted EBITDA margin of 46.4% for fourth quarter 2010 and for fiscal year 2010 grew by 43.0% to $307.6 million with a margin of 46.4%.

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Compared to pro forma fourth quarter 2009, Adjusted EBITDA grew by 16.9% to $98.9 million and the Adjusted EBITDA margin expanded to 46.4% from 43.3%. Pro forma fiscal year 2010 Adjusted EBITDA rose 14.1% to $356.6 million and the Adjusted EBITDA margin expanded to 43.7% from 41.9%.

•	Fourth quarter 2010 Adjusted EPS (defined below) rose 16.1% to $0.36 and 20.5% to $1.35 for fiscal year 2010.

Henry A. Fernandez, Chairman and CEO, said, “We delivered a strong fourth quarter 2010, aided by strong demand for our equity indices and our risk management analytics products.  Our pro forma revenues grew by 9.2% and our pro forma Adjusted EBITDA grew by 16.9%.  Our Adjusted EPS grew by 16.1%.

“Fiscal year 2010 was an important year for MSCI.  By acquiring RiskMetrics and Measurisk, we have enhanced our position as a leading provider of risk management and reporting solutions for our institutional investor clients.  In addition, we continued to strengthen MSCI’s standing as a leading provider of benchmark equity indices to global active and passive investors.  We are focused on completing our integration process and continuing to invest in our businesses. These investments should enable MSCI to take advantage of the long-term trends driving our business and contribute to our revenue growth over the next three to five years,” added Mr. Fernandez.

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Table 1: MSCI Inc. Selected Financial Information (unaudited)

	Three Months Ended		Change from	Fiscal Year Ended		Change from
	November 30,		November 30,	November 30,		November 30,
In thousands, except per share data	2010	2009	2009	2010	2009	2009
Operating revenues	$213,318	$118,790	79.6%	$662,901	$442,948	49.7%
Operating expenses	142,598	75,034	90.0%	456,778	291,956	56.5%
Net income	30,266	24,535	23.4%	92,170	81,801	12.7%
% Margin	14.2%	20.7%		13.9%	18.5%
Diluted EPS	$0.25	$0.24	4.2%	$0.81	$0.80	1.3%

Adjusted EPS1	0.36	0.31	16.1%	1.35	1.12	20.5%

Adjusted EBITDA2	$98,914	$59,343	66.7%	$307,603	$215,155	43.0%
% Margin	46.4%	50.0%		46.4%	48.6%

1 Per share net income before after-tax impact of amortization of intangibles, non-recurring stock-based compensation, third party transaction expenses associated with the acquisition of RiskMetrics and debt repayment expenses.  See Table 17  titled "Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS" and information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures.”

2 Net Income before interest income, interest expense, other expense (income), provision for income taxes, depreciation, amortization, non-recurring stock-based compensation, and third party transaction expenses associated with the acquisition of RiskMetrics.  See Table 15  titled "Reconciliation of Adjusted EBITDA to Net Income" and information about the use of non-GAAP financial information provided under "Notes Regarding the Use of Non-GAAP Financial Measures.”

Summary of Results for Fiscal Fourth Quarter 2010 compared to Fiscal Fourth Quarter 2009

Operating Revenues – See Table 4

Total operating revenues for the three months ended November 30, 2010 (fourth quarter 2010) increased $94.5 million, or 79.6%, to $213.3 million compared to $118.8 million for the three months ended November 30, 2009. The biggest drivers of revenue growth were the acquisitions of RiskMetrics and Measurisk which took place on June 1, 2010 and July 30, 2010, respectively, and which together contributed revenues of $78.6 million to growth in the fourth quarter. Total subscription revenues rose $83.0 million, or 88.5%, to $176.8 million while asset-based fees increased $5.5 million, or 23.9%, to $28.3 million. Non-recurring revenues increased $6.1 million to $8.2 million.

Excluding the impact of the acquisitions of RiskMetrics and Measurisk, total operating revenues grew by $15.9 million, or 13.4%, to $134.7 million, subscription revenues grew $7.9 million, or 8.4%, to $101.7 million in fourth quarter 2010 and non-recurring revenues increased $2.5 million to $4.7 million.

By segment, Performance and Risk revenues rose $66.2 million, or 55.8%, to $185.0 million. The Performance and Risk segment is comprised of index and ESG (defined below) products, risk management analytics, portfolio management analytics, and energy and commodity analytics. Revenues for the Governance segment were $28.3 million.

Index and ESG products: Our index and ESG products primarily consist of index subscriptions, equity index asset based fees products and environmental, social and governance (“ESG”) products. Revenues related to Index and ESG products increased $19.9 million, or 27.8%, to $91.2 million. Index and ESG subscription revenue grew by $12.7 million, or 26.2%, to $61.1 million. The inclusion of ESG products contributed revenue growth of $4.7 million. Non-recurring index and ESG products revenue rose to $4.9 million from $2.1 million.

Excluding the impact of the RiskMetrics acquisition, index and ESG subscription revenue grew by $8.1 million, or 16.7%, driven by higher revenues from MSCI’s core benchmark indices and higher usage fees. Non-recurring revenues were $4.5 million, up from $2.1 million in fourth quarter 2009.

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Revenues attributable to equity index asset based fees rose $7.2 million, or 31.4%, to $30.0 million. The increase in equity index asset-based fees was driven primarily by an increase in ETF asset-based fees. The average value of assets in ETFs linked to MSCI equity indices increased 38.7% to $300.7 billion for fourth quarter 2010 compared to $216.8 billion for fourth quarter 2009. As of November 30, 2010, the value of assets in ETFs linked to MSCI equity indices was $311.0 billion, representing an increase of $76.8 billion, or 32.8%, from $234.2 billion as of November 30, 2009 and $52.3 billion, or 20.2%, from $258.7 billion as of August 31, 2010. We estimate that the $52.3 billion sequential increase was attributable to $28.2 billion of net asset appreciation and cash inflows of $24.1 billion in fourth quarter 2010. The three MSCI indices with the largest amount of ETF assets linked to them as of November 30, 2010 were the MSCI Emerging Markets, EAFE (an index of stocks in developed markets outside North America), and U.S. Broad Market indices. The assets linked to these indices were $102.7 billion, $39.4 billion, and $15.6 billion, respectively. Asset-based fees also include $1.7 million of non-recurring revenue in fourth quarter 2010.

Risk management analytics: Our risk management analytics products offer a consistent risk assessment framework for managing and monitoring investments in a variety of asset classes and are based on our proprietary integrated fundamental multi-factor risk models, value-at-risk methodologies and asset valuation models. Revenues related to risk management analytics increased $47.3 million, or 444.9%, to $58.0 million. The acquisitions of RiskMetrics and Measurisk added $45.8 million, or 430.1%, to growth in the fourth quarter.

Excluding the impact of the acquisitions, risk management analytics revenues grew by $1.6 million, or 14.8%. Increased revenues from the BarraOne product were the biggest driver of this growth.

Portfolio management analytics: Our portfolio management analytics products consist of analytics tools for equity and fixed income portfolio management. Revenues related to portfolio management analytics decreased by $0.9 million, or 2.8%, to $31.0 million. Declines in software and analytics revenues more than offset a modest increase in revenues from the licensing of models.

Energy and commodity analytics: Our energy and commodity analytics products consist of software applications which help users value and model physical assets and derivatives across a number of market segments including energy and commodity assets. Revenues from energy and commodity analytics products declined slightly by $0.1 million, or 1.4%, to $4.9 million. Growth in options analytics was more than offset by a decline in portfolio products revenues.

Governance: Our governance products consist of corporate governance products and services, including proxy research, recommendation and voting services for asset owners and asset managers as well as governance advisory and compensation services for corporations. It also includes forensic accounting research as well as class action monitoring and claims filing services to aid institutional investors in the recovery of funds from securities litigation, all of which were acquired as part of our acquisition of RiskMetrics. Governance revenues were $28.3 million in fourth quarter 2010.

Operating Expenses – See Table 6

Total operating expense increased $67.6 million, or 90.0%, to $142.6 million in fourth quarter 2010 compared to fourth quarter 2009. The acquisitions added $65.1 million to operating expenses. Restructuring costs related to the ongoing integration of RiskMetrics contributed $1.9 million to operating expenses.

Compensation costs: Total compensation costs rose $36.9 million, or 81.0%, to $82.4 million in fourth quarter 2010. The increase in compensation largely reflects an increase in headcount, most of which was due to the acquisition of RiskMetrics. Excluding non-recurring stock-based compensation expense of $4.0 million, total compensation costs rose $39.1 million, or 99.5%, to $78.4 million.

Non-recurring stock-based compensation expenses for fourth quarter 2010 consisted of $1.9 million related to the founders grants awarded to certain employees at the time of the Company’s initial public offering (“IPO”) and $2.1 million related to the performance awards granted to certain employees in connection with the acquisition of

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RiskMetrics. The aggregate value of the performance awards of approximately $15.9 million is being amortized through 2012 and the aggregate value of the founders grants of approximately $68.0 million is being amortized through 2011. As a result of the vesting of portions of the founders grants, the related expense decreased $4.3 million, or 69.0%, to $1.9 million. In fourth quarter 2010, $1.6 million and $2.4 million of costs related to non-recurring stock-based compensation were recorded in cost of services and selling, general and administrative expense (“SG&A”), respectively.

Non-compensation costs excluding depreciation and amortization: Total non-compensation operating expenses excluding depreciation and amortization and restructuring costs rose $15.9 million, or 78.7%, to $36.0 million in fourth quarter 2010. The acquisition of RiskMetrics was the biggest driver behind the increase.

Cost of services: Total cost of services expenses rose by $36.9 million, or 114.6%, to $69.1 million. Within costs of services, compensation expenses increased by $27.6 million, or 120.3%, and non-compensation expenses increased by $9.4 million, or 100.5%. In both cases, the biggest driver behind the increase was the acquisition of RiskMetrics.

Selling, general and administrative expense (SG&A): Total SG&A expense rose $15.8 million, or 47.2%, to $49.3 million. Within SG&A, compensation expenses increased by $9.3 million, or 41.1%, and non-compensation expenses increased by $6.5 million, or 60.0%. In both cases, the biggest driver behind the increase was the acquisition of RiskMetrics.

Amortization of intangibles: Amortization of intangibles expense totaled $16.7 million compared to $6.3 million in fourth quarter 2009. The $10.4 million increase consisted of $12.4 million of increased amortization associated with the acquisitions of RiskMetrics and Measurisk, partially offset by a $2.0 million decline in amortization of intangible assets related to the acquisition of Barra.

Adjusted EBITDA – See Table 15

Adjusted EBITDA, which excludes among other things the impact of non-recurring stock-based compensation, was $98.9 million, an increase of $39.6 million, or 66.7% from fourth quarter 2009. Adjusted EBITDA margin declined to 46.4% from 50.0% as a result of the dilutive impact of the acquisition of the lower margin RiskMetrics.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $31.2 million, or 52.6%, to $90.6 million from fourth quarter 2009. Adjusted EBITDA margin for this segment fell to 48.9% from 50.0% in fourth quarter 2009. Adjusted EBITDA for the Governance segment was $8.4 million and the Adjusted EBITDA margin was 29.6%.

See Table 15 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

Other Expense (Income), Net

Other expense (income), net for fourth quarter 2010 was $19.6 million, an increase of $15.5 million from fourth quarter 2009.  Interest expense rose $13.0 million as a result of the increased levels of indebtedness incurred in connection with the acquisition of RiskMetrics.  The remaining $2.5 million increase primarily reflects $2.4 million of increased foreign exchange losses recognized during fourth quarter 2010.

Provision for Income Taxes

The provision for income tax expense was $20.8 million for fourth quarter 2010, an increase of $5.7 million, or 37.7%, compared to $15.1 million for the same period in 2009. The effective tax rate was 40.7% for fourth quarter 2010 compared to 38.1% for fourth quarter 2009. The fourth quarter 2010 effective tax rate excluding the impact of transaction costs would have been 39.9%.

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Net Income and Earnings per Share - See Table 17

Net income increased $5.7 million, or 23.4%, to $30.3 million for fourth quarter 2010. The net income margin decreased to 14.2% from 20.7% as a result of the impact of the acquisition of the lower margin RiskMetrics business as well as the additional amortization of intangibles, restructuring costs, and higher interest expense related to the same acquisition. Diluted EPS increased 4.2% to $0.25.

Adjusted net income, which excludes the after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, and restructuring costs totaling $14.1 million, rose $12.0 million, or 37.3%, to $44.3 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, and restructuring costs totaling $0.11, rose 16.1% to $0.36.

See table 17 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

Summary of Results for Fiscal Year 2010 compared to Fiscal Year 2009

Operating Revenues – See Table 5

Total operating revenues for fiscal year 2010 increased $220.0 million, or 49.7%, to $662.9 million compared to $442.9 million for fiscal year 2009. The acquisitions of RiskMetrics and Measurisk added revenues of $156.7 million in fiscal year 2010. Total subscription revenue rose $175.6 million, or 48.5%, to $537.8 million, while asset-based fees rose $32.1 million, or 44.6%, to $104.1 million. Total non-recurring revenues increased $12.2 million, or 138.1%, to $21.0 million.

Excluding the impact of the acquisitions, total operating revenues grew by $63.2 million, or 14.3%, subscription revenues grew by $26.5 million, or 7.3%, and non-recurring revenues grew by $4.6 million, or 52.2%, from fiscal year 2009. Excluding the impact of the acquisitions, index and ESG products and risk management analytics revenues grew 23.3% and 21.2%, respectively, in fiscal year 2010. Portfolio management analytics revenues declined 4.7% and Energy and other commodity analytics revenues rose 4.5%.

By segment, Performance and Risk revenues rose $161.4 million, or 36.4%, to $604.3 million for fiscal year 2010. Governance revenues were $58.6 million.

Operating Expenses – See Table 7

Total operating expenses increased $164.8 million, or 56.5%, to $456.8 million in fiscal year 2010 compared to fiscal year 2009. Operating expenses included third party transaction expenses related to the acquisition of RiskMetrics of $21.2 million and restructuring costs of $8.9 million. Excluding these expenses, total operating expenses would have risen by $134.7 million, or 46.1%. The $134.7 million increase reflects increases of $80.0 million, or 67.4%, in cost of services and $33.3 million, or 24.5%, in SG&A expense.

Adjusted EBITDA – See Table 15

Adjusted EBITDA was $307.6 million, an increase of $92.4 million, or 43.0%, from fiscal year 2009. Adjusted EBITDA margin fell to 46.4% from 48.6%.

By segment, Adjusted EBITDA for the Performance and Risk segment increased $76.5 million, or 35.5%, to $291.6 million from fiscal year 2009. Adjusted EBITDA margin fell to 48.3% from 48.6% in fiscal year 2009. Adjusted EBITDA for the Governance segment was $16.0 million and the Adjusted EBITDA Margin was 27.2%.

See Table 15 titled “Reconciliation of Adjusted EBITDA to Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

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Other Expense (Income), Net

Other expense (income), net for fiscal year 2010 was $52.6 million, an increase of $33.4 million from fiscal year 2009.  Approximately $31.7 million of increased interest expense resulted from the $1,275.0 million term loan we assumed as part of our acquisition of RiskMetrics and interest expense recognized during fiscal year 2010 associated with the accelerated amortization of deferred financing and debt discount costs as a result of our termination of our former term loans. In addition, the increase in other expense (income) reflects $2.6 million of increased foreign exchange losses partially offset by $1.0 million of increased miscellaneous non-operating income.

Provision for Income Taxes

The provision for income tax expense was $61.3 million for fiscal year 2010, an increase of $11.4 million, or 22.8%, compared to $49.9 million for fiscal year 2009. Our effective tax rate for fiscal year 2010 was 40.0% compared to 37.9% for fiscal year 2009. The fiscal year 2010 effective tax rate includes the impact of the acquisition-related transaction costs, some of which were not tax deductible, which increased our effective tax rate by 2.6%.

Net Income and Earnings per Share – See Table 17

Net income increased $10.4 million, or 12.7%, to $92.2 million and the net income margin decreased to 13.9% from 18.5%. Diluted EPS rose by 1.3% to $0.81 from $0.80.

Adjusted net income, which excludes the after-tax impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, debt repayment expenses, and restructuring costs totaling $62.2 million, rose $40.1 million, or 35.1%, to $154.3 million. Adjusted EPS, which excludes the after-tax, per share impact of amortization of intangibles, non-recurring stock-based compensation expense, transaction expenses, debt repayment expenses, and restructuring costs totaling $0.54, rose 20.5% to $1.35 in fiscal year 2010.

See table 17 titled “Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS.”

Summary of Results for Pro Forma Fourth Quarter 2010 compared to Pro Forma Fourth Quarter 2009

Operating Revenues – See Table 9

Compared to pro forma fourth quarter 2009, total operating revenues increased $18.1 million, or 9.2%, to $213.3 million. By segment, Performance and Risk revenues rose $22.1 million, or 13.6%, to $185.0 million. Governance revenue trends are described further below. Subscription revenues rose by $12.2 million, or 7.4%, to $176.8 million and non-recurring revenues increased $0.4 million to $8.2 million.

Index and ESG products: Compared to pro forma fourth quarter 2009, total index and ESG revenues rose $15.4 million, or 20.2%, to $91.2 million. Index and ESG subscription revenues rose by $8.2 million, or 15.5%, to $61.1 million from $53.0 million. The strong growth was driven by higher revenues from MSCI’s core benchmark indices and higher usage fees. Revenues from asset-based fees increased $7.2 million, or 31.4%, to $30.0 million, compared to pro forma fourth quarter 2009. Non-recurring Index and ESG products revenues rose by $2.2 million to $4.9 million.

Risk management analytics: Compared to pro forma fourth quarter 2009, risk management analytics revenues rose $7.8 million, or 15.4% to $58.0 million, driven by growth in revenues from both BarraOne and RiskManager products.  The acquisition of Measurisk contributed $3.3 million, or 6.6%, to growth in the fourth quarter.

Governance: Compared to pro forma fourth quarter 2009, governance revenues declined $4.1 million, or 12.6%, to $28.3 million. Because a higher proportion of non-recurring revenues in this segment are recognized in December,

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which are included in the pro forma fourth quarter 2009 figure but excluded from that of 2010, the pro forma comparison for the fourth quarter results in a seasonal mismatch that impacted the comparison by $1.2 million. Excluding this timing difference, revenues fell by $2.9 million, or 9.4%.

After adjusting for differences in seasonality, the 9.4% fall in revenues was led by a decline of 12.3% in proxy research and voting revenues offset, in part, by a 1.8% increase in revenues from our corporate compensation advisory business. Revenues from forensic accounting services also declined.  Non-recurring revenues were $2.8 million in fourth quarter 2010 versus $4.4 million in the pro forma fourth quarter 2009.

The acquisition of RiskMetrics did not impact the revenues attributable to the asset-based fees sub-category of index and ESG products, portfolio management analytics and energy and commodity analytics and comparisons for these products are not presented. Comparisons to fourth quarter 2009 revenues comparisons are discussed in the Summary of Results for Fiscal Fourth Quarter 2010 compared to Fiscal Fourth Quarter 2009 above.

Operating Expenses – See Table 10

Compared to pro forma fourth quarter 2009, total operating expenses excluding restructuring costs fell $0.1 million to $140.2 million.

Compensation costs: Compared to pro forma fourth quarter 2009, compensation costs excluding non-recurring stock-based compensation expense rose $3.4 million, or 4.5%, to $78.4 million. The increase in compensation costs reflects higher headcount and an increase in overall compensation. Compensation costs benefited from a reduction in the full year bonus accrual, which had a $1.5 million impact on fourth quarter 2010. Total non-recurring stock-based compensation expense fell by $2.2 million, or 35.6%, to $4.0 million.

Non-compensation costs excluding depreciation and amortization: Compared to pro forma fourth quarter 2009, total non-compensation costs excluding depreciation and amortization as well as restructuring costs increased $0.3 million, or 0.9%, to $36.0 million. Higher outside professional and travel and entertainment expenses more than offset lower taxes and license fees.

Cost of services: Compared to pro forma fourth quarter 2009, total cost of services rose $0.6 million, or 0.8%, to $69.1 million. Compensation expenses excluding non-recurring stock-based compensation expense rose $1.6 million, or 3.3%, to $48.8 million. Non-compensation expenses fell by $0.5 million, or 2.7%, to $18.7 million, driven by lower market data costs.

Selling, general and administrative expense (SG&A): Compared to pro forma fourth quarter 2009, total SG&A expense rose $0.9 million, or 1.9%, to $49.3 million. Within SG&A, compensation expenses excluding non-recurring stock-based compensation rose $1.8 million, or 6.6%, to $29.5 million. Non-compensation expenses rose $0.8 million, or 5.1%, to $17.4 million. The increase in non-compensation expenses was driven primarily by higher outside professional and travel and entertainment expenses.

Adjusted EBITDA – See Table 16

Compared to pro forma fourth quarter 2009, Adjusted EBITDA increased $14.3 million, or 16.9%, to $98.9 million and the margin expanded to 46.4% from 43.3%. Performance and Risk segment Adjusted EBITDA grew by $14.5 million, or 19.1%, to $90.6 million and the margin increased to 48.9% from 46.7%. Governance Adjusted EBITDA fell by $0.2 million, or 2.7%, to $8.4 million and the margin increased to 29.6% from 26.5%.

See Table 16 titled “Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

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Summary of Results for Pro Forma Fiscal Year 2010 compared to Pro Forma Fiscal Year 2009

Operating Revenues – See Table 9

Total operating revenues for the pro forma fiscal year 2010 compared to pro forma fiscal year 2009 rose $70.1 million, or 9.4%, to $816.4 million. Subscription revenue rose $35.7 million, or 5.6%, to $679.0 million, driven by growth in index and ESG subscriptions and risk management analytics, which more than offset declines from portfolio management analytics and governance. Asset-based fees rose $32.1 million, or 44.6%, to $104.1 million. Non-recurring revenues increased by $2.3 million, or 7.4%, to $33.4 million, as higher non-recurring index and ESG subscription revenues offset declines in non-recurring governance and risk management analytics revenues. The acquisition of Measurisk contributed $4.4 million, or 0.6%, to growth for fiscal year 2010.

The acquisition of RiskMetrics did not impact the revenues attributable to the asset-based fees sub-category of index and ESG products, portfolio management analytics and energy and commodity analytics and comparisons for these products are not presented. Comparisons to fiscal year 2009 revenues are discussed in the Summary of Results for Fiscal Year 2010 compared to Fiscal Year 2009 above.

By segment, Performance and Risk revenues rose $79.3 million, or 12.9%, to $693.2 million. Governance revenues declined $9.2 million, or 6.9%, to $123.2 million.

Operating Expenses – See Table 10

Compared to pro forma fiscal year 2009, total operating expense for pro forma fiscal year 2010 increased $13.4 million, or 2.4%, to $567.3 million.

Total compensation expense excluding non-recurring stock-based compensation increased $20.8 million, or 7.0%, to $319.1 million. Non-compensation costs excluding depreciation and amortization and restructuring costs rose $5.3 million, or 3.9%, to $140.7 million.

Compared to pro forma fiscal year 2009, total cost of services for pro forma fiscal year 2010 rose $14.0 million, or 5.4%, to $272.9 million. The growth was driven by an increase of $12.9 million, or 7.0%, in compensation excluding non-recurring stock-based compensation expense and a $5.8 million, or 8.9%, increase in non-compensation expenses.

Total SG&A declined $2.1 million, or 1.1%, to $199.3 million in fiscal year 2010. The decline was driven by a reduction of $9.6 million, or 55.3%, in non-recurring stock-based compensation and a decrease of $0.5 million, or 0.7%, in non-compensation expenses partially offset by an increase of $7.9 million, or 7.0%, in compensation excluding non-recurring stock-based compensation expense.

Adjusted EBITDA – See Table 16

Compared to pro forma fiscal year 2009, pro forma fiscal year Adjusted EBITDA increased $44.0 million, or 14.1%, to $356.6 million and the margin expanded to 43.7% from 41.9%.

By segment, Performance and Risk Adjusted EBITDA rose $45.1 million, or 16.1%, to $324.3 million. The margin expanded to 46.8% from 45.5%. Governance Adjusted EBITDA declined $1.1 million, or 3.2%, to $32.3 million and the margin rose to 26.2% from 25.2%.

See Table 16 titled “Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income” and “Notes Regarding the Use of Non-GAAP Financial Measures” below.

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Conference Call Information

Investors will have the opportunity to listen to MSCI Inc.'s senior management review fourth quarter 2010 results on Thursday, January 13, 2011 at 11:00 am Eastern Time. To hear the live event, visit the investor relations section of MSCI's website, http://ir.msci.com/events.cfm, or dial 1-877-312-9206 within the United States. International callers dial 1-408-774-4001.

An audio recording of the conference call will be available on our website approximately two hours after the conclusion of the live event and will be accessible through January 20, 2011. To listen to the recording, visit http://ir.msci.com/events.cfm, or dial 1-800-642-1687 (passcode: 33768957) within the United States. International callers dial 1-706-645-9291 (passcode: 33768957).

About MSCI Inc.

MSCI Inc. is a leading provider of investment decision support tools to investors globally, including asset managers, banks, hedge funds and pension funds. MSCI products and services include indices, portfolio risk and performance analytics, and governance tools.

The company’s flagship product offerings are: the MSCI indices which include over 120,000 daily indices covering more than 70 countries; Barra portfolio risk and performance analytics covering global equity and fixed income markets; RiskMetrics market and credit risk analytics; ISS governance research and outsourced proxy voting and reporting services; FEA valuation models and risk management software for the energy and commodities markets; and CFRA forensic accounting risk research, legal/regulatory risk assessment, and due-diligence. MSCI is headquartered in New York, with research and commercial offices around the world. MSCI#IR

For further information on MSCI Inc. or our products please visit www.msci.com.

MSCI Inc. Contact:

Edings Thibault, MSCI, New York	+ 1.866.447.7874

For media inquiries please contact:

Kenny Suarez | Patrick Clifford, Abernathy MacGregor, New York	+ 1.212.371.5999

Sally Todd | Kristy Fitzpatrick, MHP Communications, London	+ 44.20.3128.8100

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

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Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI's Annual Report on Form 10-K for the fiscal year ended November 30, 2009 and filed with the Securities and Exchange Commission (SEC) on January 29, 2010, and in quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered as alternative measures for the most directly comparable GAAP financial measures. These measures are used by management to monitor the financial performance of the business, inform business decision making and forecast future results.

Adjusted EBITDA is defined as net income before provision for income taxes, other net expense and income, depreciation and amortization, non-recurring stock-based compensation expense, restructuring costs, and third party transaction costs related to the acquisition of RiskMetrics.

Adjusted net income and Adjusted EPS are defined as net income and EPS, respectively, before provision for non-recurring stock-based compensation expenses, amortization of intangible assets, third party transaction costs related to the acquisition of RiskMetrics, restructuring costs, and the accelerated interest expense resulting from the termination of an interest rate swap and the accelerated amortization of deferred financing and debt discount costs (debt repayment expenses), as well as for any related tax effects.

We believe that adjustments related to transaction costs and debt repayment expenses are useful to management and investors because it allows for an evaluation of MSCI’s underlying operating performance by excluding the costs incurred in connection with the acquisition of RiskMetrics. Additionally, we believe that adjusting for non-recurring stock-based compensation expenses and the amortization of intangible assets may help investors compare our performance to that of other companies in our industry as we do not believe that other companies in our industry have as significant a portion of their operating expenses represented by one-time non-recurring stock-based compensation expenses and amortization of intangible assets. We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.

Adjusted EBITDA, Adjusted net income and Adjusted EPS are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies.

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Table 2: MSCI Inc. Consolidated Statement of Income (unaudited)

	Three Months Ended			Fiscal Year Ended
	November 30,		August 31,	November 30,
In thousands, except per share data	2010	2009	2010	2010	2009
Operating revenues	$213,318	$118,790	$202,733	$662,901	$442,948

Operating expenses
Cost of services	69,131	32,214	69,741	198,626	118,665
Selling, general and administrative	49,300	33,487	63,306	190,244	135,780
Restructuring costs	1,943	-	6,953	8,896	-
Amortization of intangible assets	16,694	6,268	16,350	41,599	25,554
Depreciation and amortization of property, equipment, and leasehold improvements	5,530	3,065	4,934	17,413	11,957
Total operating expenses	$142,598	$75,034	$161,284	$456,778	$291,956

Operating income	70,720	43,756	41,449	206,123	150,992

Interest income	(128)	(339)	(114)	(993)	(1,053)
Interest expense	17,495	4,513	20,415	51,337	19,683
Other expense (income)	2,274	(71)	524	2,288	641
Other expense, net	$19,641	$4,103	$20,825	$52,632	$19,271

Income before income taxes	51,079	39,653	20,624	153,491	131,721

Provision for income taxes	20,813	15,118	10,305	61,321	49,920

Net income	$30,266	$24,535	$10,319	$92,170	$81,801

Earnings per basic common share	$0.25	$0.24	$0.09	$0.82	$0.80
Earnings per diluted common share	$0.25	$0.24	$0.08	$0.81	$0.80

Weighted average shares outstanding used in computing earnings per share
Basic	119,309	101,383	118,339	112,074	100,607
Diluted	121,172	101,952	120,341	113,357	100,860

Table 3: MSCI Inc. Selected Balance Sheet Items (unaudited)

	As of
	November 30,	November 30,
In thousands	2010	2009
Cash and cash equivalents	$226,575	$176,024
Short-term investments	73,891	295,304
Trade receivables, net of allowances	147,662	77,180

Deferred revenue	$271,300	$152,944
Current maturities of long-term debt	54,916	42,088
Long-term debt, net of current maturities	1,207,881	337,622

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Table 4: Fourth Quarter 2010 Operating Revenues by Product Category

	Three Months Ended			Change from
	November 30,		August 31,	November 30,	August 31,
In thousands	2010	2009	2010	2009	2010
Index and ESG products
Subscriptions	$61,143	$48,454	$58,984	26.2%	3.7%
Asset-based fees	30,045	22,874	25,134	31.4%	19.5%
Index and ESG products total	91,188	71,328	84,118	27.8%	8.4%
Risk management analytics	57,980	10,640	54,593	444.9%	6.2%
Portfolio management analytics	30,993	31,883	30,424	(2.8%)	1.9%
Energy and commodity analytics	4,871	4,939	3,290	(1.4%)	48.0%
Total Performance and Risk revenues	$185,032	$118,790	$172,425	55.8%	7.3%

Total Governance revenues	28,286	-	30,308	n/m	(6.7%)
Total operating revenues	$213,318	$118,790	$202,733	79.6%	5.2%

Subscriptions	$176,791	$93,770	$171,384	88.5%	3.2%
Asset-based fees	28,330	22,874	25,134	23.9%	12.7%
Non-recurring revenues	8,197	2,146	6,215	282.0%	31.9%
Total operating revenues	$213,318	$118,790	$202,733	79.6%	5.2%

Table 5: Fiscal Year 2010 Operating Revenues by Product Category

	Fiscal Year Ended
	November 30,
In thousands	2010	2009	Change
Index and ESG products
Subscriptions	$224,600	$188,531	19.1%
Asset-based fees	105,799	71,966	47.0%
Index and ESG products total	330,399	260,497	26.8%
Risk management analytics	134,521	37,656	257.2%
Portfolio management analytics	123,159	129,270	(4.7%)
Energy and commodity analytics	16,228	15,525	4.5%
Total Performance and Risk revenues	$604,307	$442,948	36.4%

Total Governance revenues	58,594	-	n/m
Total operating revenues	$662,901	$442,948	49.7%

Subscriptions	$537,768	$362,140	48.5%
Asset-based fees	104,084	71,966	44.6%
Non-recurring revenues	21,049	8,842	138.1%
Total operating revenues	$662,901	$442,948	49.7%

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Table 6: Additional Fourth Quarter 2010 Operating Expense Detail

	Three Months Ended			Change from
	November 30,		August 31,	November 30,	August 31,
In thousands	2010	2009	2010	2009	2010
Cost of services
Compensation	$48,849	$20,800	$50,313	134.8%	(2.9%)
Non-Recurring Stock Based Comp	1,617	2,103	1,624	(23.1%)	(0.4%)
Total Compensation	$50,466	$22,903	$51,937	120.3%	(2.8%)
Non-Compensation	18,665	9,311	17,804	100.5%	4.8%
Total cost of services	$69,131	$32,214	$69,741	114.6%	(0.9%)
Selling, general and administrative
Compensation	29,508	18,473	30,280	59.7%	(2.5%)
Non-Recurring Stock Based Comp	2,410	4,151	2,603	(41.9%)	(7.4%)
Total Compensation	$31,918	$22,624	$32,883	41.1%	(2.9%)
Transaction expenses	-	-	13,692	-	-
Non-compensation excl. transaction expenses	17,382	10,863	16,731	60.0%	3.9%
Total selling, general and administrative	$49,300	$33,487	$63,306	47.2%	(22.1%)
Restructuring costs	1,943	-	6,953	n/m	(72.1%)
Amortization of intangible assets	16,694	6,268	16,350	166.4%	2.1%
Depreciation and amortization	5,530	3,065	4,934	80.4%	12.1%
Total operating expenses	$142,598	$75,034	$161,284	90.0%	(11.6%)

In thousands
Total non-recurring stock based comp	$4,027	$6,254	$4,227	(35.6%)	(4.7%)
Compensation excluding non-recurring comp	78,357	39,273	80,593	99.5%	(2.8%)
Transaction expenses	-	-	13,692	-	-
Non-compensation excluding transaction expenses	36,047	20,174	34,535	78.7%	4.4%
Restructuring charges	1,943	-	6,953	n/m	(72.1%)
Amortization of intangible assets	16,694	6,268	16,350	166.4%	2.1%
Depreciation and amortization	5,530	3,065	4,934	80.4%	12.1%

Total operating expenses	$142,598	$75,034	$161,284	90.0%	(11.6%)

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Table 7: Additional Fiscal Year 2010 Operating Expense Detail

	Fiscal Year Ended
	November 30,
In thousands	2010	2009	$ Change	% Change
Cost of services
Compensation	$142,485	$78,317	64,168	81.9%
Non-Recurring Stock Based Comp	4,639	9,355	(4,716)	(50.4%)
Total Compensation	$147,124	$87,672	59,452	67.8%
Non-compensation	51,502	30,993	20,508	66.2%
Total cost of services	$198,626	$118,665	79,961	67.4%
Selling, general and administrative
Compensation	102,144	75,501	26,643	35.3%
Non-Recurring Stock Based Comp	7,727	17,297	(9,571)	(55.3%)
Total Compensation	$109,871	$92,798	17,072	18.4%
Transaction expenses	21,206	-	21,206	n/m
Non-compensation excl. transaction expenses	59,167	42,982	16,185	37.7%
Total selling, general and administrative	$190,244	$135,780	54,464	40.1%
Restructuring costs	8,896	-	8,896	n/m
Amortization of intangible assets	41,599	25,554	16,045	62.8%
Depreciation and amortization	17,413	11,957	5,456	45.6%
Total operating expenses	$456,778	$291,956	164,822	56.5%

In thousands			$ Change	% Change
Total non-recurring stock based comp	$12,366	$26,652	(14,287)	(53.6%)
Compensation excluding non-recurring comp	244,629	153,818	90,811	59.0%
Transaction expenses	21,206	-	21,206	n/m
Non-compensation excluding transaction expenses	110,669	73,975	36,693	49.6%
Restructuring charges	8,896	-	8,896	n/m
Amortization of intangible assets	41,599	25,554	16,045	62.8%
Depreciation and amortization	17,413	11,957	5,456	45.6%

Total operating expenses	$456,778	$291,956	164,822	56.5%

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Table 8: Summary Fourth Quarter 2010 Segment Information

	Three Months Ended			Fiscal Year Ended		Change from
	November 30,		August 31,	November 30,			FYE
In thousands	2010	2009	2010	2010	2009	Q4 2009	11/30/2009

Revenues:
Performance and Risk	$185,032	$118,790	$172,425	$604,307	$442,948	55.8%	36.4%
Governance	28,286	-	30,308	58,594	-	n/m	n/m
Total Operating revenues	$213,318	$118,790	$202,733	$662,901	$442,948	79.6%	49.7%

Operating Income
Performance and Risk	67,743	43,756	38,672	200,369	150,992	54.8%	32.7%
Margin	36.6%	36.8%	22.4%	33.2%	34.1%
Governance	2,977	-	2,777	5,754	-	n/m	n/m
Margin	10.5%		9.2%	9.8%
Total Operating Income	$70,720	$43,756	$41,449	$206,123	$150,992	61.6%	36.5%
Margin	33.2%	36.8%	20.4%	31.1%	34.1%

Adjusted EBITDA
Performance and Risk	90,552	59,343	80,007	291,642	215,155	52.6%	35.5%
Margin	48.9%	50.0%	46.4%	48.3%	48.6%
Governance	8,362	-	7,599	15,961	-	n/m	n/m
Margin	29.6%		25.1%	27.2%
Total Adjusted EBITDA	$98,914	$59,343	$87,606	$307,603	$215,155	66.7%	43.0%
Margin	46.4%	50.0%	43.2%	46.4%	48.6%

Table 9: Pro Forma Operating Revenues by Product Category

				Fiscal Year Ended				Change from
	Fourth Quarter			November 30,				Q4	Fiscal Year
In thousands	2010	2009	1	2010	2	2009	3	2009	2009
Index and ESG products
Subscriptions	$61,143	$52,960		$233,667		$200,781		15.5%	16.4%
Asset-based fees	30,045	22,874		105,799		71,966		31.4%	47.0%
Index and ESG products total	91,188	75,834		339,466		272,747		20.2%	24.5%
Risk management analytics	57,980	50,230		214,327		196,348		15.4%	9.2%
Portfolio management analytics	30,993	31,883		123,159		129,270		(2.8%)	(4.7%)
Energy and commodity analytics	4,871	4,939		16,226		15,525		(1.4%)	4.5%
Total Performance and Risk revenues	$185,032	$162,886		$693,178		$613,890		13.6%	12.9%

Total Governance revenues	28,286	32,376		123,241		132,419		(12.6%)	(6.9%)
Total operating revenues	$213,318	$195,262		$816,419		$746,309		9.2%	9.4%

Subscriptions	$176,791	$164,625		$678,968		$643,266		7.4%	5.6%
Asset-based fees	28,330	22,874		104,084		71,966		23.9%	44.6%
Non-recurring revenues	8,197	7,763		33,367		31,077		5.6%	7.4%
Total operating revenues	$213,318	$195,262		$816,419		$746,309		9.2%	9.4%

1MSCI's fourth quarter ended November 30, 2009 and RiskMetrics' fourth quarter ended December 31, 2009.
2Includes MSCI's results for the fiscal year ended November 30, 2010 and RiskMetrics' fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.
3Includes MSCI's results for the fiscal year ended November 30, 2009 and RiskMetrics' fiscal year ended December 31, 2009.

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Table 10: Pro Forma Operating Expense Detail

				Fiscal Year Ended				Change from
	Fourth Quarter			November 30,				Q4	Fiscal Year
In thousands	2010	2009	1	2010	2	2009	3	2009	2009
Cost of services
Compensation	$48,849	$47,277		$197,417		$184,523		3.3%	7.0%
Non-Recurring Stock Based Comp	1,617	2,103		4,639		9,355		(23.1%)	(50.4%)
Total Compensation	$50,466	$49,380		$202,056		$193,878		2.2%	4.2%
Non-compensation	18,665	19,181		70,883		65,077		(2.7%)	8.9%
Total cost of services	$69,131	$68,561		$272,939		$258,955		0.8%	5.4%
Selling, general and administrative
Compensation	29,508	27,675		121,722		113,805		6.6%	7.0%
Non-Recurring Stock Based Comp	2,410	4,151		7,727		17,297		(41.9%)	(55.3%)
Total Compensation	$31,918	$31,826		$129,449		$131,102		0.3%	(1.3%)
Transaction expenses	-	-		-		-		-	-
Non-compensation excl. transaction expenses	17,382	16,535		69,841		70,323		5.1%	(0.7%)
Total selling, general and administrative	$49,300	$48,361		$199,290		$201,425		1.9%	(1.1%)
Restructuring costs	1,943	-		8,896		-		n/m	n/m
Amortization of intangible assets	16,230	18,171		64,477		73,164		(10.7%)	(11.9%)
Depreciation and amortization	5,530	5,161		21,660		20,306		7.2%	6.7%
Total operating expenses	$142,134	$140,254		$567,262		$553,850		1.3%	2.4%

In thousands
Total non-recurring stock based comp	$4,027	$6,254		$12,366		$26,652		(35.6%)	(53.6%)
Compensation excluding non-recurring comp	78,357	74,952		319,139		298,328		4.5%	7.0%
Transaction expenses	-	-		-		-		-	-
Non-compensation excluding transaction expenses	36,047	35,716		140,724		135,400		0.9%	3.9%
Restructuring charges	1,943	-		8,896		-		n/m	n/m
Amortization of intangible assets	16,230	18,171		64,477		73,164		(10.7%)	(11.9%)
Depreciation and amortization	5,530	5,161		21,660		20,306		7.2%	6.7%

Total operating expenses	$142,134	$140,254		$567,262		$553,850		1.3%	2.4%

1MSCI's fourth quarter ended November 30, 2009 and RiskMetrics' fourth quarter ended December 31, 2009.
2Includes MSCI's results for the fiscal year ended November 30, 2010 and RiskMetrics' fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.
3Includes MSCI's results for the fiscal year ended November 30, 2009 and RiskMetrics' fiscal year ended December 31, 2009.

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Table 11: Pro Forma Summary Segment

Fiscal Year Ended	Change from
Fourth Quarter1	November 30,	Q4	Fiscal Year
In thousands	2010	2009	1	2010	2	2009	3	2009	2009

Revenues:
Performance and Risk	$185,032	$162,886	$693,178	$613,890	13.6%	12.9%
Governance	28,286	32,376	123,241	132,419	(12.6%)	(6.9%)
Total Operating revenues	$213,318	$195,262	$816,419	$746,309	9.2%	9.4%

Operating Income
Performance and Risk	68,177	50,781	235,883	176,421	34.3%	33.7%
Margin	36.8%	31.2%	34.0%	28.7%
Governance	3,007	4,227	13,274	16,038	(28.9%)	(17.2%)
Margin	10.6%	2.2%	10.8%	2.1%
Total Operating Income	$71,184	$55,008	$249,157	$192,459	29.4%	29.5%
Margin	33.4%	28.2%	30.5%	25.8%

Adjusted EBITDA
Performance and Risk	90,552	76,004	324,283	279,230	19.1%	16.1%
Margin	48.9%	46.7%	46.8%	45.5%
Governance	8,362	8,590	32,273	33,351	(2.7%)	(3.2%)
Margin	29.6%	26.5%	26.2%	25.2%
Total Adjusted EBITDA	$98,914	$84,594	$356,556	$312,581	16.9%	14.1%
Margin	46.4%	43.3%	43.7%	41.9%

1MSCI's fourth quarter ended November 30, 2009 and RiskMetrics' fourth quarter ended December 31, 2009.
2Includes MSCI's results for the fiscal year ended November 30, 2010 and RiskMetrics' fourth quarter ended December 31, 2009 and first quarter ended March 31, 2010.
3Includes MSCI's results for the fiscal year ended November 30, 2009 and RiskMetrics' fiscal year ended December 31, 2009.

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Table 12: Key Operating Metrics1

	As of or For the Quarter Ended			Change from
	November		August	November	August
Dollars in thousands	2010	2009	2010	2009	2010
Run Rates 2
Index and ESG products
Subscriptions	$235,370	$202,785	$224,496	16.1%	4.8%
Asset-based fees	114,233	95,201	100,577	20.0%	13.6%
Index and ESG products total	349,603	297,986	325,073	17.3%	7.5%
Risk management analytics	235,422	197,997	224,581	18.9%	4.8%
Portfolio management analytics	117,256	122,192	121,795	(4.0%)	(3.7%)
Energy and commodity analytics	15,330	15,365	15,254	(0.2%)	0.5%
Total Performance and Risk Run Rate	$717,611	$633,540	$686,703	13.3%	4.5%

Governance Run Rate	105,534	111,841	105,735	(5.6%)	(0.2%)
Total Run Rate	$823,145	$745,381	$792,438	10.4%	3.9%

Subscription total	708,912	650,180	691,861	9.0%	2.5%
Asset-based fees total	114,233	95,201	100,577	20.0%	13.6%
Total Run Rate	$823,145	$745,381	$792,438	10.4%	3.9%

Subscription Run Rate by region
% Americas	53%	51%	53%
% non-Americas	47%	49%	47%

Subscription Run Rate by client type
% Asset Management	56%	57%	57%
% Banking & Trading	16%	16%	15%
% Alternative Invt Mgmt	11%	10%	12%
% Asset Owners & Consultants	9%	9%	9%
% Corporate	2%	2%	2%
% Others	5%	5%	5%

New Recurring Sales	$37,284	$27,757	$34,556	34.3%	7.9%
Subscription Cancellations	(25,525)	(28,640)	(19,113)	(10.9%)	33.5%
Net New Recurring Subscription Sales	$11,759	$(883)	$15,443	n/m	(23.9%)
Non-recurring sales	11,147	8,500	6,575	31.1%	69.5%

Employees	2,077	2,043	2,063	1.7%	0.7%

% Employees by location
High Cost Centers	70%	77%	72%
Low Cost Centers	30%	23%	28%

1 MSCI Inc. in August and November 2010 quarters and for combined legacy MSCI and RiskMetrics results in prior periods. Includes addition of $13.2 million in risk management analytics run rate as a result of Measurisk LLC acquisition, which was completed on July 31, 2010.

2 The run rate at a particular point in time represents the forward-looking fees for the next 12 months from all subscriptions and investment product licenses we currently provide to our clients under renewable contracts assuming all contracts that come up for renewal are renewed and assuming then-current exchange rates. For any subscription or license whose fees are linked to an investment product’s assets or trading volume, the run rate calculation reflects an annualization of the most recent periodic fee earned under such license or subscription. The run rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we remove from the run rate the fees associated with any subscription or investment product license agreement with respect to which we have received a notice of termination or non-renewal during the period and we have determined that such notice evidences the client's final decision to terminate or not renew the applicable subscription or agreement, even though the notice is not effective until a later date.

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Table 13: Supplemental Operating Metrics

Recurring Subscription Sales & Subscription Cancellations
	2009				2010
	February	May	August	November	February	May	August	November	FY 2009	FY 2010
New Recurring Subscription Sales	$24,711	$21,254	$23,469	$27,757	$30,273	$34,280	$34,556	$37,284	$97,191	$136,393
Subscription Cancellations	(22,692)	(23,712)	(28,690)	(28,640)	(22,434)	(17,495)	(19,113)	(25,525)	(103,734)	(84,567)
Net New Recurring Subscription Sales	$2,019	$(2,457)	$(5,221)	$(883)	$7,839	$16,785	$15,443	$11,759	$(6,543)	$51,826

Aggregate & Core Retention Rates
	2009				2010
	February	May	August	November	February	May	August	November	FY 2009	FY 2010
Aggregate Retention Rate 1
Index and ESG products	93.8%	92.8%	90.5%	88.5%	93.8%	92.4%	90.9%	92.1%	91.4%	92.3%

Risk management analytics	85.5%	79.5%	80.4%	80.2%	81.5%	91.3%	89.7%	85.4%	81.4%	87.4%

Portfolio management analytics	86.5%	82.2%	69.1%	77.7%	92.3%	84.6%	83.7%	69.1%	78.9%	82.4%

Energy & commodity analytics	90.5%	91.3%	84.5%	88.5%	85.5%	80.5%	90.5%	83.4%	88.7%	85.0%

Total Performance and Risk	88.8%	85.0%	81.0%	82.5%	88.7%	89.9%	88.8%	84.2%	84.3%	88.0%

Total Governance	73.0%	84.6%	85.4%	78.7%	74.2%	86.0%	86.4%	86.3%	80.4%	83.3%

Total Aggregate Retention Rate	85.6%	85.1%	81.9%	82.0%	86.2%	89.2%	88.4%	84.6%	83.7%	87.2%

Core Retention Rate 2
Index and ESG products	94.0%	93.1%	91.2%	89.1%	94.5%	92.9%	91.2%	92.4%	91.9%	92.7%

Risk management analytics	85.5%	81.4%	81.0%	81.2%	82.9%	92.3%	92.0%	85.4%	82.3%	88.5%

Portfolio management analytics	87.8%	83.7%	70.5%	78.4%	94.3%	86.3%	86.8%	71.2%	80.1%	84.7%

Energy & commodity analytics	90.6%	91.3%	84.5%	89.9%	85.5%	80.5%	90.5%	83.4%	89.1%	85.0%

Total Performance and Risk	89.2%	86.3%	81.8%	83.4%	89.9%	90.8%	90.5%	84.8%	85.2%	88.9%

Total Governance	73.0%	84.6%	85.4%	78.7%	74.2%	86.0%	86.4%	86.3%	80.4%	83.3%

Total Core Retention Rate	85.9%	86.1%	82.6%	82.6%	87.2%	90.0%	89.8%	85.0%	84.3%	88.1%

1The quarterly Aggregate Retention Rates are calculated by annualizing the cancellations for which we have received a notice of termination or non-renewal during the quarter and we have determined that such notice evidences the client’s final decision to terminate or not renew the applicable subscription or agreement, even though such notice is not effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the quarter. The Aggregate Retention Rate is computed on a product-by-product basis. Therefore, if a client reduces the number of products to which it subscribes or switches between our products, we treat it as a cancellation. In addition, we treat any reduction in fees resulting from renegotiated contracts as a cancellation in the calculation to the extent of the reduction.  Aggregate Retention Rates are generally higher during the first three fiscal quarters and lower in the fourth fiscal quarter. For the calculation of the Core Retention Rate the same methodology is used except the amount of cancellations in the quarter is reduced by the amount of product swaps.

2Our Core Retention Rate is calculated similarly to our Aggregate Retention Rate except that the Core Retention Rate does not treat switches between our products as a cancellation.

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Table 14: ETF Assets Linked to MSCI Indices1

	2009				2010
In Billions	February	May	August	November	February	May	August	November	FY 2009	FY 2010
Quarterly Average AUM in ETFs linked to MSCI Indices	$126.4	$134.7	$180.3	$216.8	$239.3	$252.3	$252.0	$300.7	$164.5	$261.1
Quarter-End AUM in ETFs linked to MSCI Indices	107.8	175.9	199.2	234.2	233.5	238.1	258.7	311.0	234.2	311.0

Sequential Change ($ Growth in Billions)
Appreciation/Depreciation	$(13.6)	$42.2	$20.1	$18.0	$(8.6)	$(4.4)	$6.8	$28.2	$66.7	$22.0
Cash Inflow/ Outflow	2.4	25.9	3.2	17.0	8.3	9.0	13.8	24.1	48.5	55.2
Total Change	$(11.2)	$68.1	$23.3	$35.0	$(0.3)	$4.6	$20.6	$52.3	$115.2	$77.2

1Our ETF assets under management calculation methodology is ETF net asset value (NAV) multiplied by shares outstanding.  The numbers in the tables are presented on this basis beginning with the February 2010 quarter. Periods prior to the February 2010 quarter have not been restated and are therefore not directly comparable.

Table 15: Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended November 30, 2010			Three Months Ended November 30, 2009
	Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income			$30,266			$24,535
Plus: Other expense (income), net			19,641			4,103
Plus: Provision for income taxes			20,813			15,118
Operating income	$67,743	$2,977	$70,720	$43,756	$-	$43,756
Plus: Non-recurring stock based comp	4,027	-	4,027	6,254	-	6,254
Plus: Transaction costs	-	-	-	-	-	-
Plus: Depreciation and amortization	4,797	733	5,530	3,065	-	3,065
Plus: Amortization of intangible assets	13,344	3,350	16,694	6,268	-	6,268
Plus: Restructuring costs	641	1,302	1,943	-	-	-
Adjusted EBITDA	$90,552	$8,362	$98,914	$59,343	$-	$59,343

	Fiscal Year Ended November 30, 2010			Fiscal Year Ended November 30, 2009
	Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income			$92,170			$81,801
Plus: Other expense (income), net			52,632			19,271
Plus: Provision for income taxes			61,321			49,920
Operating income	$200,369	$5,754	$206,123	$150,992	$-	$150,992
Plus: Non-recurring stock based comp	12,366	-	12,366	26,652	-	26,652
Plus: Transaction costs	21,206	-	21,206	-	-	-
Plus: Depreciation and amortization	16,129	1,284	17,413	11,957	-	11,957
Plus: Amortization of intangible assets	34,899	6,700	41,599	25,554	-	25,554
Plus: Restructuring costs	6,673	2,223	8,896	-	-	-
Adjusted EBITDA	$291,642	$15,961	$307,603	$215,155	$-	$215,155

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Table 16: Reconciliation of Pro Forma Adjusted EBITDA to Pro Forma Net Income

	Three Months Ended November 30, 2010			Three Months Ended November 30, 2009
	Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income			$30,557			$23,703
Plus: Other expense (income), net			19,340			17,553
Plus: Provision for income taxes			21,287			13,752
Operating income	$68,177	$3,007	$71,184	$50,781	$4,227	$55,008
Plus: Non-recurring stock based comp	4,027	-	4,027	6,254	-	6,254
Plus: Transaction costs	-	-	-	-	-	-
Plus: Depreciation and amortization	4,797	733	5,530	4,148	1,013	5,161
Plus: Amortization of intangible assets	12,910	3,320	16,230	14,821	3,350	18,171
Plus: Restructuring costs	641	1,302	1,943	-	-	-
Adjusted EBITDA	$90,552	$8,362	$98,914	$76,004	$8,590	$84,594

	Fiscal Year Ended November 30, 2010			Fiscal Year Ended November 30, 2009
	Performance and Risk	Governance	Total	Performance and Risk	Governance	Total
Net Income			$110,831			$79,852
Plus: Other expense (income), net			71,430			67,744
Plus: Provision for income taxes			66,896			44,863
Operating income	$235,883	$13,274	$249,157	$176,421	$16,038	$192,459
Plus: Non-recurring stock based comp	12,366	-	12,366	26,652	-	26,652
Plus: Transaction costs	-	-	-	-	-	-
Plus: Depreciation and amortization	18,224	3,436	21,660	16,393	3,913	20,306
Plus: Amortization of intangible assets	51,137	13,340	64,477	59,764	13,400	73,164
Plus: Restructuring costs	6,673	2,223	8,896	-	-	-
Adjusted EBITDA	$324,283	$32,273	$356,556	$279,230	$33,351	$312,581

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Table 17: Reconciliation of Adjusted Net Income and Adjusted EPS to Net Income and EPS

	Three Months Ended			Fiscal Year Ended
	November 30,		August 31,	November 30,
	2010	2009	2010	2010	2009
GAAP - Net income	$30,266	$24,535	$10,319	$92,170	$81,801
Plus: Non-recurring stock based comp	4,027	6,254	4,227	12,366	26,652
Plus: Amortization of intangible assets	16,694	6,268	16,350	41,599	25,554
Plus: Transaction costs1	-	-	14,526	22,040	-
Plus: Debt repayment expenses	-	-	1,994	8,274	-
Plus: Restructuring costs	$1,943	-	6,953	$8,896	-
Less: Income tax effect2	(8,610)	(4,771)	(13,880)	(31,015)	(19,786)
Adjusted net income	$44,320	$32,286	$40,489	$154,330	$114,221

GAAP - EPS	$0.25	$0.24	$0.08	$0.81	$0.80
Plus: Non-recurring stock based comp	0.03	0.06	0.03	0.11	0.26
Plus: Amortization of intangible assets	0.14	0.06	0.13	0.36	0.25
Plus: Transaction costs1	0.00	0.00	0.12	0.19	0.00
Plus: Debt repayment expenses	0.00	0.00	0.02	0.07	0.00
Plus: Restructuring costs	0.02	0.00	0.06	0.08	0.00
Less: Income tax effect2	(0.08)	(0.05)	(0.11)	(0.27)	(0.19)
Adjusted EPS	$0.36	$0.31	$0.33	$1.35	$1.12

1For the third quarter of 2010, includes $13.7 million in third party transaction expense included in SG&A expense and $0.8 million of expense included in interest expense.  For the fiscal year 2010, includes $21.2 million in third party transaction expense included in SG&A expense and $0.8 million of expense included in interest expense.

2For the purposes of calculating Adjusted EPS, non-recurring stock based compensation, amortization of intangible assets, debt repayment expenses, and restructuring costs are assumed to be taxed at the effective tax rate excluding transaction costs. For the fourth quarter and fiscal year 2010, the rates are 39.9% and 37.4%, respectively. For the fourth quarter and fiscal year 2009, the rates are 38.1% and 37.9%, respectively.

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